                                                                    EXHIBIT 99.1

                                GTCO Corporation
                              7125 Riverwood Drive
                            Columbia, Maryland 21406

                                January 18, 1999

CalComp Technology, Inc.
2411 West La Palma Avenue
Anaheim, California 92803
Attention:     John J. Millerick
               Senior Vice President


Gentlemen:

          On behalf of GTCO Corporation ("GTCO"), we are pleased to submit to you this binding offer for the purchase of certain of the operating assets of the Input Technology Division ("ITD") from CalComp Technology, Inc. (the "Seller"), the nonexclusive license described in Paragraph 5(b) below, the assumption of related liabilities as specified below and the other matters described herein, on the terms and conditions set forth below (the "Transaction"). This offer is being made by GTCO, which shall have the right, in its discretion, to assign to a wholly owned subsidiary all of its rights and obligations hereunder no later than two business days prior to the Closing Date (as hereinafter defined), provided that GTCO remains liable for performance of the obligations set forth herein. GTCO or any such wholly owned subsidiary so designated by GTCO is hereinafter referred to as the "Purchaser". The terms pursuant to which the Purchaser will acquire the Assets (as defined below) of ITD are set forth below.

     1.   Assets to be Acquired.  The Seller shall transfer, sell, assign, and
          ---------------------
convey to the Purchaser, and the Purchaser shall purchase and acquire from the Seller all of the accounts receivable, prepaid expenses, property, plant, equipment, intellectual property, inventory, and customer lists relating solely to the business of ITD, including the real estate owned by the Seller located at 14555 N. 82/nd/ Street, Scottsdale, Arizona 85260 (collectively, the "Assets"). A detailed list of the Assets is attached as Exhibit A. In addition, the Seller shall provide the Purchaser with the nonexclusive license described in Paragraph 5(b) below.

     2.   Liabilities Being Assumed.
          -------------------------

     (a) The Purchaser shall assume [certain] liabilities and obligations relating to or existing solely from the ITD (the "Assumed Obligations").

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CalComp Technology, Inc.
January 18, 1999
Page 2


     (b) At Closing, the Purchaser shall deliver an assumption agreement in form and substance reasonably satisfactory to the Seller pursuant to which the Purchaser will assume (and, if the Purchaser is other than GTCO, GTCO will guaranty the assumption of) the Assumed Liabilities.

     3.   Amount and Form of Consideration.  The consideration for the
          --------------------------------
acquisition of the Assets shall be $6,500,000:

     (a) Of such, $1,500,000 shall be a nonrefundable deposit (the "Deposit") to be paid by wire transfer within 24 hours after all of the following shall have occurred: (i) approval of the execution of this offer letter and authorization of the consummation of the Transaction by the Board of Directors of the Seller shall have occurred; (ii) this offer letter shall have been executed by an executive officer of the Seller thereunto duly authorized; and
(iii) there shall have been delivered to the Purchaser, by facsimile transmission to the attention of Stephen Kaye at (410) 312-9546, a copy of resolutions of the Board of Directors of the Seller approving the execution of this offer letter and authorizing all actions necessary to consummate the Transaction, with such resolutions accompanied by a certificate executed by the Secretary or an Assistant Secretary of the Seller certifying (A) that the copy of such resolutions is a true, correct, and complete copy of resolutions adopted by the Board of Directors of the Seller with respect to such matters, (B) that such resolutions were duly authorized by the requisite vote of the duly elected members of the Board of Directors of the Seller, and (C) that neither such resolutions nor the actions authorized thereby have been altered, modified or rescinded
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CalComp Technology, Inc.
January 18, 1999
Page 3

and that such resolutions, which are the only resolutions relating to the subject matter thereof, remain in full force and effect as of the date of such certificate. In the event that the Seller does not receive the Deposit on or before the end of such 24-hour period, the Seller may, at its option, terminate this offer letter without any further obligation to GTCO. In the event that the Transaction is not consummated for any reason, the Seller shall be entitled to retain for its own account the Deposit without any obligation to return any portion thereof to GTCO.

     (b) The $5,000,000 balance of such consideration shall be paid at Closing (as hereinafter defined) as described in Paragraph 4 below.

     4.   Closing and Closing Date.  The closing of the sale, transfer,
          ------------------------
assignment and conveyance of the Assets, and of the nonexclusive license of the names "CalComp" and "Summagraphics" (the "Closing") to the Purchaser shall take place on February 1, 1999 at the offices of Shaw, Pittman, Potts & Treebridge in Washington, D.C., at 10:00 a.m. Eastern Standard Time, or at such other time and place as agreed to by the Purchaser and the Seller. At Closing, the Purchaser shall deliver to the Seller $5,000,000 by wire transfer in accordance with instructions delivered to the Purchaser in writing by facsimile transmission to the attention of Stephen Kaye at (410) 312-9546, at least two business days prior to Closing.

     5.   Other Terms of Transaction.  The following additional terms and
          --------------------------
provisions shall apply to the Closing of the Transaction:

     (a)  Real Property.  At Closing, the Seller shall (i) have good, record and
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marketable fee simple title to the real property located at 14555 N. 82/nd/
Street, Scottsdale, Arizona 85260 as more particularly described in Exhibit B hereto, together with any and all improvements thereon and appurtenances thereto (the "Real Property"), (ii) indefeasibly convey to the Purchaser such title in fee simple, by special warranty deed with customary covenants, free and clear of any and all liens and encumbrances (other than liens and encumbrances of record as of the date hereof), but subject to any leases and subleases of the Real Property, and (iii) indefensibly convey to the Purchaser by bill of sale, assignment and other instruments of conveyance, in form and substance reasonably satisfactory to the Purchaser, all of the Seller's right, title and interest in and to all appurtenances, easements, licenses, privileges and other property interests belonging or appurtenant to said property. In addition, the Seller shall assign to the Purchaser, all of its rights, title and interest in and to the real property at 8350 East Evans Road, Scottsdale, Arizona 85260 that is leased by the Seller and approved in writing by Purchaser (the "Leased Real Property"), by executing and delivering an Assignment (subject to the consent of the Lessor) of Lease for such property.
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CalComp Technology, Inc.
January 18, 1999
Page 4

     (b)  Intellectual Property.  At Closing, the Seller shall transfer, sell,
          ---------------------
assign, and convey to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the Seller's right, title and interest in and to all patents, patent applications, trademarks, trade names, service marks, and any registrations of or applications to register any of said marks; copyrights and any copyright applications; trade secrets; any software or other forms of intellectual property; all know-how, all of the foregoing to the extent relating exclusively to the business of ITD; and the goodwill associated with any or all of the foregoing, free and clear of any and all liens, claims and encumbrances, other than any liens, claims or encumbrances relating to or arising out of any licenses or similar agreement pursuant to which the Seller uses or possesses such Asset. The Seller shall license to the Purchaser for use by the Purchaser in connection with the sale after Closing of products of the type manufactured by the ITD prior to Closing the names "CalComp" and "Summagraphics" and variations thereof, on customary terms, on a nonexclusive, royalty-free basis for an unlimited period. At Closing, the Seller shall deliver to the Purchaser such executed copies of such assignments or licenses as are reasonably necessary to accomplish and effectuate the foregoing and obtainable by the Seller (provided that the Seller shall not be required to incur any additional costs in order to accomplish and effectuate the foregoing unless the Purchaser approves the incurrence of such costs and agrees to reimburse such amounts to the Seller at Closing) and to record with the appropriate governmental agencies the transfer, sale, assignment, conveyance and license referred to in this subsection (b).

     (c)  Remaining Assets.  At Closing, the Seller shall transfer, sell,
          ----------------
assign, and convey to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the Assets (including but not limited to Seller's Accounts Receivables and Prepaid Expenses arising solely from the business of ITD and in existence at the Closing) not covered by the foregoing on a "where is, as is" basis pursuant to a bill of sale from the Seller to the Purchaser. Notwithstanding anything contained herein, this offer letter shall not constitute an agreement to assign any Asset if any attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of the Seller or the Purchaser thereunder. The Seller makes no representation or warranty as to the effectiveness of the assignment of any contract that constitutes part of the Assets which assignment requires the consent of any third party. Prior to Closing, each of the Seller, the Purchaser and (if the Purchaser is other than GTCO) GTCO will use commercially reasonable efforts but without any payment of money by the Seller to any third party unless the Purchaser approves the incurrence of such costs and agrees to reimburse such amounts to the Seller at Closing) to obtain required consents to the sale or assignment of the Assets to the Purchaser. If a required consent is not obtained, the Seller and the Purchaser will cooperate in a mutually agreeable arrangement under which the Purchaser would obtain the benefits and assume the obligations thereunder in accordance

CalComp Technology, Inc.
January 18, 1999
Page 5

with the intent of this offer letter; provided, however, that the Seller shall have no continuing obligation following Closing with respect thereto and by closing the Transaction the Purchaser waives any claim against the Seller in respect thereof.

     (d)  Special Provisions Relating to Belgian Assets.  In connection with the
          ---------------------------------------------
transfer, sale, assignment and conveyance of the Assets located, or used by the ITD operations, in Belgium (collectively, the "Belgian Assets"), the Seller agrees to cooperate with the Purchaser in structuring the terms and conditions for the transfer, sale, assignment and conveyance of the Belgian Assets, and in executing such documents and instruments and taking such actions, as will permit the Purchaser to acquire the Belgian Assets free and clear of any transfer or similar tax imposed by national or local authorities in Belgium; provided that
(i) the Seller shall not incur any additional costs as a result thereof that are not reimbursed to the Seller by the Purchaser at Closing, and (ii) the Closing Date shall not be extended absent the agreement of the Seller.

     (e)  Assumption of Liabilities.  At Closing, the Purchaser shall deliver to
          -------------------------
the Seller an assumption agreement pursuant to which the Purchaser shall assume (and, if the Purchaser is other than GTCO, GTCO will guaranty the assumption of) all of the Assumed Liabilities.

     6.   Employees and Employee Benefit Matters.
          --------------------------------------

     (a) Effective as of the Closing, the Purchaser shall offer employment to no fewer than 100 employees of ITD, on terms and conditions similar to the employee plans and benefit arrangements offered by the Seller to such employees on the date hereof. A list of such employees will be provided by the Purchaser to the Seller within two business days after execution hereof by the Seller and shall be attached hereto as Exhibit C.

     (b) For a period of not less than six months following the Closing, the Purchaser will provide compensation and employee benefits for the benefit of employees that accept employment with the Purchaser (the "Employees") that are similar to those offered by the Seller (except that the Purchaser shall not provide benefits the same as or similar to those provided pursuant to Seller's existing pension plan). Each Employee's years of service recognized under the Seller's or its affiliates' plans or benefit arrangements will be credited by the Purchaser for purposes of satisfying eligibility and vesting requirements of the Purchaser's employee benefit plans and benefit arrangements. All Employees shall be eligible to participate in the Purchaser's employee plans and benefit arrangements as of the Closing Date. The Purchaser will take all actions necessary to accept direct rollover contributions into its employee benefit plans from the eligible plans of the Seller or any of its affiliates.
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CalComp Technology, Inc.
January 18, 1999
Page 6

     (c) Commencing on the Closing Date, the Purchaser shall assume all responsibility and liability for (i) accrued but unpaid wages, bonuses, salary and accrued vacation of Employees; (ii) all claims by Employees and beneficiaries for severance or other termination benefits based on events occurring after the Closing Date; and (iii) all claims relating to the terms and conditions of employment, hiring, firing, supervision, occupational safety and health, workplace, wages and hours provisions, promotion, employment practices or treatment of Employees or beneficiaries regardless of whether such matter arises from or relates to events on or after the Closing Date. For a period of six months from the Closing Date, the Purchaser shall provide severance benefits for Employees that are substantially the same as the severance plans provided by the Seller as of the date hereof. Effective as of the Closing Date and at all times thereafter, the Purchaser shall be responsible for the payment, sponsorship, funding, operation, investment and administration of all compensation, employee plans and benefit arrangements provided for any Employees or beneficiaries.

     (d) The Purchaser and the Seller will cooperate in insuring that benefit coverage under the Seller's or its affiliates' welfare benefit plans for Employees covered thereunder prior to the Closing is coordinated with coverage under the Purchaser's benefit arrangements provided after the Closing. Without limiting the generality of the foregoing, the Purchaser will use reasonable efforts to ensure that the Purchaser's benefit arrangements will provide that any expenses incurred by any Employee on or prior to the Closing Date, will be taken into account for the purposes of satisfying deductible and co-insurance requirements and satisfaction of maximum out-of-pocket provisions to the same extent as if such expenses had been incurred after the Closing Date. In addition, the Purchaser will use reasonable efforts to ensure that the group health coverage provided by the Purchaser to Employees will not contain any rating period or exclusion or limitation for pre-existing conditions with respect to the benefits provided thereunder. No pre-qualification requirements will apply to Employees for purposes of supplemental life insurance coverage eligibility.

     7.   Obligations of the Seller and the Purchaser.  The Seller and the
          -------------------------------------------
Purchaser shall take all actions necessary to comply with all applicable state and federal laws and regulations applicable to the Transaction.

     8.   Conditions to Closing.  The Closing of the Transaction shall be
          ---------------------
subject to satisfaction or waiver of the following conditions:

     (a) All necessary state and federal regulatory approvals and other approvals that are necessary to consummate the Transaction shall have been obtained on or before the Closing Date. Each of GTCO and Seller represents and warrants for the benefit of the other that each has all requisite corporate power and authority to execute and deliver this offer letter and to consummate the Transaction and that no additional Board or shareholder approval is required.
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CalComp Technology, Inc.
January 18, 1999
Page 7

     (b) The provisions of Paragraph 5 relating to the terms and conditions of the transfer of the Assets, the assumption of liability by the Purchaser, and the issuance to the Purchaser of the license shall have been satisfied.

     9.   Exclusivity.  The Seller agrees that it will not, and will not permit
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any stockholder, director, officer, employee, agent or representative of Seller
(including Salomon Smith Barney) to, directly or indirectly, provide any further information to or discuss or negotiate with ITD management or any third party (other than the Purchaser) regarding the sale to ITD management or any third party of any or all or substantially all of the Assets or any interest therein (except for the sale of products to customers in the ordinary course of the Seller's business) unless and until the Closing Date shall have passed and the Closing shall not have occurred (absent the agreement of the parties to the contrary), unless this offer has previously been terminated in accordance herewith. The Purchaser acknowledges and agrees that it is aware of the proposed shutdown and complete liquidation of the business of the Seller (including ITD). The provisions of this Paragraph 9 shall not apply to the Seller's execution of its shutdown and complete liquidation plan provided that the Seller and its representatives do not provide additional information to or engage in any negotiation with any third party (including ITD management) with respect to the sale of ITD as a going concern separate from the other businesses of the Seller. Further, the provisions of this Paragraph 9 shall not apply to the sale of all or any part of the equity interests in the Seller by its majority stockholder.

     10.  Public Announcement.  Neither party shall issue any press release or
          -------------------
make any public announcement of or relating to the Transaction without the prior consent of the other, except where a public announcement is required by law or the rules of any stock exchange on which the common stock of the Purchaser or the Seller is then listed. Where such an announcement is required by law, in the opinion of counsel to a party, the other party shall be given the opportunity to review and comment on the proposed announcement.

     11.  Fees and Expenses.  Whether or not the Transaction contemplated hereby
          -----------------
is consummated, each party will pay its own costs and expenses, including fees and disbursements of its counsel and accountants; provided, however, that the Seller shall be entitled to retain the Deposit in all events.

     The Purchaser will indemnify and hold the Seller harmless against any loss, cost, damage, expense or liability incurred by the Seller as a result of the retention by the Purchaser of The Courtney Group or any other broker or finder in connection with the transaction contemplated hereby. The Seller will indemnify and hold the Purchaser harmless against any loss, cost, damage,

CalComp Technology, Inc.
January 18, 1999
Page 8

expense or liability incurred by the Purchaser as a result of the retention by the Seller of Salomon Smith Barney or any other broker or finder in connection with the transaction contemplated hereby.

     12.  Confidentiality.  The Seller and Salomon Smith Barney shall not
          ---------------
disclose the contents of this letter to ITD's management or any third party without the Purchaser's prior written consent, and the Purchaser shall not disclose the contents of this letter to ITD's management or to any third party without the Seller's prior written consent. However, each party may make such disclosure to any of the following persons or entities who agree to keep such information confidential: its partners, directors, officers, employees (including ITD's management and employees), attorneys, accountants and other advisors (together "Representatives"), as applicable, who need to know such information in connection with the transaction contemplated hereby. Furthermore, the parties agree that the terms and conditions contained in the Confidentiality Agreement dated September 21, 1998 remain in full force and effect.

     13.  Actions Taken as Principal; Binding Effect.  The Purchaser confirms
          ------------------------------------------
that in submitting this offer, it is acting for its own account as principal and not as an agent for another. The agreements and the obligations of the parties set forth herein constitute a single agreement.

     14.  Termination.  If this offer is not accepted in writing by the Seller
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and a copy of an executed copy thereof delivered to the Purchaser, to the attention of Stephen T. Kaye, by facsimile transmission of written acceptance to
(410) 312-9546, together with written wire transfer instructions, on or before 5:30 p.m.. Eastern Standard Time, on January 18, 1999, this offer shall terminate and be null and void after such time. The facsimile transmission shall be followed by deliver of an originally executed copy hereof within two business days thereafter to Stephen T. Kaye, President, GTCO Corporation, 7125 Riverwood Drive, Columbia, Maryland 21406.

                              Very truly yours,
                              GTCO Corporation

                              By:   /s/ S.T. Kaye
                                    --------------------------------------
                                    Title: President

AGREED AND ACCEPTED:

CALCOMP TECHNOLOGY, INC.

By:  /s/ J. Millerick
     ---------------------------------------------------------
     Title: Senior Vice President and Chief Financial Officer